Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 29, 2015, relating to the financial statements of Elbit Vision Systems Ltd. (the "Company"), appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2014.

Brightman Almagor Zohar & Co.
Certified Public Accountants
A Member of Deloitte Touche Tohmatsu Limited.
Tel-Aviv, Israel
October 14, 2015